UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2018

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2018, Skechers U.S.A., Inc. (the "Company") entered into an employment agreement with its chief operating officer, David Weinberg (the "Agreement"), with a term of four years starting on January 1, 2018. The Agreement provides for the following compensation:

• an annual base salary of not less than $2.875 million;

• an annual bonus of not less than 0.165% of the amount that net sales for the current year exceeds net sales for the prior year, with such bonus being calculated and paid on a quarterly basis; and

• acknowledgment of the awards of (i) 90,000 shares of our Class A Common Stock (post-stock split basis) that was granted on October 21, 2014, of which 45,000 shares vested on each of March 1, 2017 and 2018, (ii) 175,000 shares of our Class A Common Stock that was granted on March 30, 2016, of which 50,000 shares vested on May 1, 2017, 50,000 shares vest on May 1, 2018 and 37,500 shares vest on each of May 1, 2019 and 2020, and (iii) 327,000 shares of our Class A Common Stock that was granted on January 12, 2018, of which 63,500 shares vest on each of March 1, 2019 and 2020 and 100,000 shares vest on each of March 1, 2021 and 2022, subject to the terms and conditions of the Company's 2007 Incentive Award Plan (the "2007 Plan") and 2017 Incentive Award Plan (the "2017 Plan"), as the case may be, and the applicable restricted stock agreements previously entered into between Mr. Weinberg and the Company (the "Restricted Stock Agreements").

Under the terms of the Agreement, in the event that Mr. Weinberg’s employment is terminated by the Company for "Cause" (as defined in the Agreement), or Mr. Weinberg terminates his employment without "Good Reason" (as defined in the Agreement), he shall be paid his then current salary through the "Date of Termination" (as defined in the Agreement).

Under the terms of the Agreement, in the event that Mr. Weinberg’s employment is terminated by the Company without Cause, or Mr. Weinberg terminates his employment for Good Reason, or Mr. Weinberg’s employment is terminated by the Company or its successor upon or within 120 days after a Change in Control (as defined in the Agreement), subject to a release of claims by Mr. Weinberg:

· he shall be paid his then current salary for the remainder of the four-year term;

· he shall be paid an annual bonus for each of the remaining years of the four-year term equal to the highest amount of the annual bonus that was earned by Mr. Weinberg in any year of the four-year term prior to his termination; and

· the Company shall accelerate the vesting of all restricted shares of its stock held by Mr. Weinberg, subject to the terms of the 2007 Plan, the 2017 Plan and the Restricted Stock Agreements.

During the period of his employment, Mr. Weinberg has agreed not to compete with the Company, and during the four-year term of the Agreement and for a period of one year thereafter, Mr. Weinberg has agreed not to solicit any of its employees.

The Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated April 2, 2018 between the Registrant and David Weinberg.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

April 2, 2018	By:	David Weinberg

Name: David Weinberg
Title: Chief Operating Officer

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